EXHIBIT (K)(2) -- POWER OF ATTORNEY

GOTTEX MULTI-ALTERNATIVES FUND – I

GOTTEX MULTI-ALTERNATIVES FUND – II

GOTTEX MULTI-ASSET ENDOWMENT FUND – I

GOTTEX MULTI-ASSET ENDOWMENT FUND -- II

(each, a "Fund")

and

GOTTEX MULTI-ALTERNATIVES MASTER FUND

GOTTEX MULTI-ASSET ENDOWMENT MASTER FUND

(each, a "Master Fund")

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Dr. William J. Landes and William H. Woolverton his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign, on behalf of each Fund and each Master Fund, each Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "SEC") and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 15th day of November, 2013.

SIGNATURE	TITLE HELD WITH EACH FUND AND EACH MASTER FUND

President, Principal Executive Officer and
/s/ William J. Landes	Trustee
William J. Landes

/s/ Wade C. Boylan	Treasurer and Principal Financial Officer
Wade C. Boylan

/s/ Bruce M. Dresner	Trustee
Bruce M. Dresner

/s/ Jeanne L. Mockard	Trustee
Jeanne L. Mockard

/s/ Jonas B. Siegel	Trustee
Jonas B. Siegel